Exhibit 5.1

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December 29, 2025

atai Life Sciences Luxembourg S.A. Prof. J.H. Bavincklaan 7 Amstelveen, Netherlands, 1183

Re: Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special counsel to atai Life Sciences Luxembourg S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 63, Rue de Rollingergrund, L-2440 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B298928 (the “Company”), in connection with the proposed issuance of up to 363,746,202 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of atai Delaware (as defined below). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2025 and amended by the filing of the Company’s registration statement on Form S-4 pursuant to Rule 462(b) under the Act (collectively and as may be further amended from time to time, the “Registration Statement”), which relates to, among other things, a proposal that would result in the domestication (the “Domestication”) of the Company into a corporation incorporated under the laws of the State of Delaware. The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. In this opinion, we refer to the Company following effectiveness of the Domestication as “atai Delaware.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares. Upon the Effective Time (as defined below), each of the Company’s ordinary shares, with a nominal value of 0.10 EUR per share (the “Existing Ordinary Shares”), will automatically convert by operation of law on a one-for-one basis into shares of Common Stock, respectively, in accordance with the terms of the Delaware Filings (as defined below).

In connection with the Domestication, the Company will change its jurisdiction of incorporation in accordance with articles 100-2 and 1300-2 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”), the procedures of article 450-3 et seq. of the Luxembourg Company Law, and the domestication procedures of Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by (i) (a) the previously obtained approval for the Domestication from the shareholders of Atai Beckley N.V. (f/k/a atai Life Sciences N.V.), obtained at an extraordinary general meeting of shareholders held on November 4, 2025 and (b) obtaining approval for the Domestication from Atai Beckley N.V. (f/k/a atai Life Sciences N.V.), the sole shareholder of the Company (clauses (a) and (b) together, the “Shareholder Approval”), and (ii) filing a certificate of incorporation (the “Certificate of Incorporation”) and certificate of corporate domestication (the “Certificate of Domestication” and, together with the Certificate of Incorporation, the “Delaware Filings”), in each case, in respect of the Company, with the Secretary of State of the State of Delaware (the “Delaware SoS”). Upon the Delaware Filings becoming effective under Section 103 of the DGCL at the acceptance of the Delaware Filings (or such later time as may be specified in the Delaware Filings) (the “Effective Time”), atai Delaware will exist as a Delaware corporation, and following the Effective Time and confirmation of the registration of atai Delaware, the Company will be de-registered as a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a) the Registration Statement, including the Prospectus;

(b) the form of Certificate of Incorporation to be filed and effective upon consummation of the Domestication and included as an exhibit to the Registration Statement;

(c) the bylaws of atai Delaware to be adopted and made effective upon consummation of the Domestication and included as an exhibit to the Registration Statement;

(d) the Plan of Domestication filed as Exhibit 2.2 to the Registration Statement; and

(e) the form of Certificate of Domestication filed as Exhibit 4.1 to the Registration Statement.

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

We are opining herein as to the effect on the subject transaction only of the DGCL, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, as of the date hereof, upon the Effective Time, the Shares, when issued in the manner and on the terms described in the Registration Statement and the Plan of Domestication, will have been duly authorized by all necessary corporate action of atai Delaware, and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that atai Delaware will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions are subject to:

(a) the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors and the judicial application of foreign laws or governmental actions affecting creditors’ rights; and

(b) (1) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing, and (3) the discretion of the court before which a proceeding is brought.

We have further assumed that:

(a) prior to effecting the Domestication, (i) the sole shareholder of the Company, Atai Beckley N.V. (f/k/a atai Life Sciences N.V.), will have approved the Domestication and (ii) all other necessary action will have been taken under the documents, instruments, agreements or other writings governing the internal affairs of the Company and the conduct of its business and by the applicable laws of the Grand Duchy of Luxembourg to authorize and permit the Domestication and the filing of the Certificate of Incorporation, and any and all consents, approvals, authorizations, and actions from applicable Grand Duchy of Luxembourg governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained or performed;

(b) (i) the Certificate of Domestication, in the form attached as Exhibit 4.1 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date and updates to the Company’s name), will be duly authorized and executed and thereafter be duly filed with the Delaware SoS in accordance with Sections 103 and 388 of the DGCL, (ii) no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of atai Delaware with the Delaware SoS, and (iii) atai Delaware will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

(c) (i) the Certificate of Incorporation, in the form attached as Exhibit 3.10 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date and updates to the Company’s name), will be duly authorized and executed and thereafter be duly filed with the Delaware SoS in accordance with Section 103 of the DGCL, (ii) no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been or, prior to the filing of the Certificate of Incorporation, will be filed by or in respect of atai Delaware with the Delaware SoS, and (iii) atai Delaware will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

(d) The Bylaws, in the form attached as Exhibit 3.11 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date and updates to the Company’s name), will become effective upon the Effective Time; and

(e) prior to the issuance of the Shares, the Domestication will have been consummated in accordance with the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP